UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

IGI LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Lincoln Avenue Buena, New Jersey	08310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On September 30, 2014, IGI Laboratories, Inc., a Delaware corporation (the “Company”), entered into two Asset Purchase Agreements (each, an “Purchase Agreement” and together, the “Asset Purchase Agreements”) with Valeant Pharmaceuticals North America LLC and Valeant Pharmaceuticals Luxembourg SARL (together, “Valeant”), pursuant to which the Company acquired all rights, titles and interests of Valeant and their respective affiliates in Abbreviated New Drug Applications and New Drug Applications associated with two products (collectively, the “Purchased Regulatory Approvals”) and certain documents relating thereto (together with the Purchased Regulatory Approvals, the “Purchased Assets”). Pursuant to the terms of the Purchase Agreements, the Company also acquired the option (each, an “Option” and, collectively, the “Options”) to purchase Abbreviated New Drug Applications and New Drug Applications associated with three additional products (the “Additional Assets”).

In consideration for the purchase of the Purchased Assets, the Company paid Valeant an aggregate of $1,500,000 in cash. In consideration for the purchase of the Additional Assets, the Company may exercise any Option, in its sole discretion, and pay $750,000 for each of two additional products and $500,000 for one additional product, for a total aggregate of 2,000,000 if all Options are exercised.

Copies of the Purchase Agreements are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference. The foregoing description of the terms of the Purchase Agreements is qualified in its entirety by reference to such exhibits.

Copies of the Purchase Agreements are filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in each Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of each Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under each Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of each Purchase Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01 Other Events.

On October 1, 2014, the Company issued a press release announcing the entry into the Purchase Agreements, a copy of which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at the Company’s internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by it with the Securities and Exchange Commission.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement between IGI Laboratories, Inc., on the one hand, and with Valeant Pharmaceuticals North America LLC and Valeant Pharmaceuticals Luxembourg SARL, on the other hand, dated as of September 30, 2014.

10.2	Asset Purchase Agreement between IGI Laboratories, Inc., on the one hand, and with Valeant Pharmaceuticals North America LLC and Valeant Pharmaceuticals Luxembourg SARL, on the other hand, dated as of September 30, 2014.

99.1	Press Release of IGI Laboratories, Inc. dated October 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.

Date: October 1, 2014	By: /s/ Jenniffer Collins
	Name:	Jenniffer Collins
	Title:	Chief Financial Officer